EXHIBIT 99.1

Zumiez Inc. Reports Holiday 2025 Sales Results

North America Comparable Sales Increase 6.5%
Adjusting Fourth Quarter Outlook Including Raising EPS Guidance

LYNNWOOD, Wash., Jan. 12, 2026 (GLOBE NEWSWIRE) -- Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of apparel, footwear, equipment and accessories for young men and women, today announced that the Company's comparable sales for the nine-week period ended January 3, 2026, increased 2.9% from the comparable nine-week period in the prior year ending January 4, 2025.

From a regional perspective, North America comparable sales were up 6.5% and other international comparable sales, which consists of Europe and Australia, were down 8.9% over the same comparable period in the prior year.

During the nine-week period, the Women’s category posted the largest positive comparable sales growth, followed by Men’s, Accessories and Hardgoods. Footwear was the only category with negative comparable sales.

Based on results for the nine-week period ended January 3, 2026, the Company now anticpates fiscal 2025 fourth quarter net sales will be between $287 million and $290 million, compared to our previous guidance range of $291 million to $296 million. The decrease is driven by softer International sales. Earnings per share for the quarter is now expected to be between $1.05 and $1.10, up from the prior guidance range of $0.97 to $1.07. The increase is driven by stronger product margin in Europe and North America as well as expense management.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, “We are pleased with the 6.5% comparable sales growth in our North America business over the holiday period, continuing the strong trends we experienced throughout the back-to-school season. At the same time, our heightened focus on full-price selling in Europe drove a 600-basis point improvement in our European product margin quarter-to-date. While European sales were less than anticipated, this product margin growth, combined with the ongoing strength in North America has allowed us to increase our earnings guidance for the quarter. We look forward to building on our recent progress in fiscal 2026 and generating greater value for our shareholder in the years to come.”

About Zumiez Inc.

Zumiez is a leading specialty retailer of apparel, footwear, accessories and hardgoods for young men and women who want to express their individuality through the fashion, music, art and culture of action sports, streetwear, and other unique lifestyles. As of January 3, 2026, we operated 727 stores, including 568 in the United States, 46 in Canada, 85 in Europe and 28 in Australia. We operate under the names Zumiez, Blue Tomato and Fast Times. Additionally, we operate ecommerce web sites at zumiez.com, zumiez.ca, blue-tomato.com and fasttimes.com.au.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company’s annual report on Form 10-K for the fiscal year ended February 1, 2025 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Company Contact:
Darin White
VP of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1337

Investor Contact:
ICR
Brendon Frey
(203) 682-8200